UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 25, 2008

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27887	33-0846191

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (949) 567-1234

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On April 25, 2008, Collectors Universe, Inc. issued a press release reporting that on April 23, 2008, the California Supreme Court denied William Miller’s petition for review of the Appellate Court’s decision, issued in February 2008, that Miller is not entitled to statutory damages of $10.5 million against Collectors Universe.

As previously reported, Miller had argued that he was entitled, under California law, to statutorily prescribed damages of $750 for each alleged use of his name by Collectors Universe without his consent and that, since a jury at the trial of the case found that Miller’s name appeared on 14,060 authentication certificates issued by Collectors Universe, he was entitled to statutory damages of $750.00 times 14,060, or approximately $10.5 million in total.  The Appellate Court ruled, instead, that the use of his name constituted, at most, a single violation of the statute in question and, therefore, Miller was entitled to no more than $750.00 in statutory damages.  Miller then filed a petition with the California Supreme Court seeking a review by that Court of the Appellate Court’s decision.

As a result of the Supreme Court’s action to deny a review of the Appellate Court’s decision, if Miller decides to pursue his claims once again, his only option would be to file, on or before July 7, 2008 for a new trial to reinstate his statutory and common law claims as well as his claim for punitive damages.  In any such new trial he would first have to prove that Collectors Universe violated his statutory or common law rights and, even if he succeeded in doing so, he would have to show how, if at all, he was damaged.  He would not, however, be entitled to multiply $750.00 by the number of times, if any, that Collectors Universe used his name without his consent, as his measure of damages.  The Company cannot predict whether Miller will seek a new trial.

The foregoing description of the action of the California Supreme Court is qualified in its entirety by reference to a copy of the press release which is attached as Exhibit 99.1 to this Report.

In accordance with General Instruction B. 2 of Form 8-K, the information in this Current Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1
Press release issued by Collectors Universe on April 25, 2008 announcing that on April 23, 2008, the California Supreme Court denied William Miller’s petition for review of the Appellate Court’s decision, issued in February 2008, that Miller is not entitled to statutory damages of $10.5 million against Collectors Universe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: April 25, 2008	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

2

EXHIBIT INDEX

Exhibit No.	Description

99.1
Press release issued by Collectors Universe on April 25, 2008 announcing that on April 23, 2008, the California Supreme Court denied William Miller’s petition for review of the Appellate Court’s decision, issued in February 2008, that Miller is not entitled to statutory damages of $10.5 million against Collectors Universe.

E-1